EXHIBIT 10.125

NTC/MICRON CONFIDENTIAL

MICRON GUARANTY AGREEMENT
This GUARANTY (this “Guaranty”) is made and entered into as of the 17th day of January, 2013, by Micron Technology, Inc., a Delaware corporation (“Guarantor”), in favor of Nanya Technology Corporation (Nany Technology Corporation [Translation from Chinese]), a company incorporated under the laws of the ROC (“NTC”). Capitalized terms used in this Guaranty shall have the respective meanings ascribed to such terms in Article I or as otherwise provided in Section 1.2. All capitalized terms used in this Guaranty but not otherwise defined shall have the meanings ascribed to them in the Joint Venture Agreement, of even date herewith, among Micron Semiconductor B.V., a private limited liability company organized under the laws of the Netherlands (“MNL”), Numonyx Holdings B.V., a private limited liability company organized under the laws of the Netherlands (“Numonyx B.V.”), Micron Technology Asia Pacific, Inc., an Idaho corporation (“MTAP”), and NTC (the “Joint Venture Agreement”).
RECITALS
A.     MNL, Numonyx B.V., MTAP and NTC are entering into the Joint Venture Agreement to set forth certain agreements regarding the ownership, governance and operation of Inotera Memories, Inc. (Inotera Memories, Inc. [Translation from Chinese]), a company incorporated under the laws of the ROC (“Inotera”).
B.    Guarantor is the direct or indirect owner of all the equity securities of MNL, Numonyx B.V. and MTAP and Guarantor will, as a consequence, benefit from the consummation of the transactions contemplated by the Joint Venture Agreement.
C.    NTC is not willing to enter into the Joint Venture Agreement unless Guarantor agrees to be bound by the terms of this Guaranty.
D.    Contemporaneous with the execution of the Joint Venture Agreement, Nan Ya Plastics is becoming a Joinder Party by entering into a Joinder Agreement with the parties to the Joint Venture Agreement and Guarantor (the “Nan Ya Plastics Joinder Agreement”), and from time to time Participating Affiliates or Participating Investors may become Joinder Parties, each by executing, delivering and entering into a Joinder Agreement with each of the parties to the Joint Venture Agreement and Guarantor.
E.    The Joinder Parties are not willing to enter into the Joinder Agreements unless Guarantor agrees to be bound by the terms of this Guaranty.
In order to induce NTC to enter into the Joint Venture Agreement and the Joinder Parties to enter into the Joinder Agreements, Guarantor has agreed to execute and deliver to NTC and the Joinder Parties this Guaranty.
NOW THEREFORE, for good and valuable consideration, including the inducement of NTC to consummate the transactions contemplated by the Joint Venture Agreement, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

NTC/MICRON CONFIDENTIAL

ARTICLE I. DEFINITIONS
Section 1.1    Defined Terms. For purposes of this Guaranty, the following terms will have the following meanings when used herein with initial capital letters:
“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, including through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such specified Person; and the term “affiliated” has a meaning correlative to the foregoing.
“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.
“Beneficiary” means NTC, and on and after the Trigger Date, collectively NTC and Joinder Parties.
“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members, shareholders or other equity holders of such Person or power to control the composition of a majority of the board of directors or like governing body of such Person; and the term “Controlled” has a meaning correlative to the foregoing.
“Guarantor” shall have the meaning set forth in the Preamble.
“Guaranty” shall have the meaning set forth in the Preamble.
“Guaranty Obligations” shall have the meaning set forth in Section 2.1.
“Inotera” shall have the meaning set forth in the Recitals.
“Joinder Agreement” means each of (i) the Joinder Agreement (as amended from time to time) entered into by Nan Ya Plastics, each of the parties to the Joint Venture Agreement and Guarantor as of the date of this Guaranty and (ii) each of the other Joinder Agreements (as amended from time to time) that have been duly executed, delivered and entered into by a Participating Affiliate or a Participating Investor with each of the parties to the Joint Venture Agreement and Guarantor, in substantially the form of the Joinder Agreement described in the foregoing clause (i).
“Joinder Party” means (i) Nan Ya Plastics, (ii) each Participating Affiliate that is party to a Joinder Agreement, and (iii) each Participating Investor that is party to a Joinder Agreement.
“Joint Venture Agreement” shall have the meaning set forth in the Preamble.
“MNL” shall have the meaning set forth in the Preamble.
“MSA” means Micron Semiconductor Asia Pte. Ltd., a private limited company organized under the laws of Singapore.
“MTAP” shall have the meaning set forth in the Preamble.

NTC/MICRON CONFIDENTIAL

“Nan Ya Plastics” means Nan Ya Plastics Corporation, a company incorporated under the laws of the ROC.
“NTC” shall have the meaning set forth in the Preamble.
“Numonyx B.V.” shall have the meaning set forth in the Preamble.
“Participating Affiliate” means any Affiliate of Nan Ya Plastics (other than NTC) that has duly executed, delivered and entered into a Joinder Agreement.
“Participating Investor” means any Person other than Nan Ya Plastics, NTC, Guarantor or any of their respective Affiliates that is reasonably acceptable to Guarantor and has duly executed, delivered and entered into a Joinder Agreement.
“Party” means Guarantor or Beneficiary individually, and “Parties” means Guarantor and Beneficiary collectively.
“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.
“ROC” means the Republic of China.
“Trigger Date” shall have the meaning set forth in the Nan Ya Plastics Joinder Agreement.
Section 1.2    Certain Interpretative Matters.
(a)    Unless the context requires otherwise, (1) all references to Sections, Articles or Recitals are to Sections, Articles or Recitals of this Guaranty, (2) words in the singular include the plural and vice versa, (3) the term “including” means “including without limitation,” and (4) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Guaranty as a whole and not to any individual section or portion hereof. All references to “day” or “days” mean calendar days.
(b)    No provision of this Guaranty will be interpreted in favor of, or against, either Party by reason of the extent to which (1) such Party or its counsel participated in the drafting thereof, or (2) such provision is inconsistent with any prior draft of this Guaranty or such provision.
ARTICLE II. GUARANTY
Section 2.1    Guaranty Obligations. Subject to the terms and conditions set forth in this Guaranty, Guarantor hereby irrevocably and unconditionally guarantees the prompt performance by MNL, Numonyx B.V. and MTAP of their respective obligations under the Joint Venture Agreement (the “Guaranty Obligations”).
Section 2.2    Nature of Guaranty. Insofar as the payment by MNL, Numonyx B.V. or MTAP of any sums of money to Inotera or Beneficiary is involved, this Guaranty is a guarantee of payment and not of collection. Should Inotera or Beneficiary be obligated by any bankruptcy or other Applicable Law to repay to Guarantor, MNL, Numonyx B.V., MTAP or any trustee, receiver or other representative of any of them, any amounts previously paid, this Guaranty will be reinstated to the amount of such repayments.

NTC/MICRON CONFIDENTIAL

Section 2.3    Independent Obligations. Except as specifically provided for in this Guaranty, the obligations of Guarantor under this Guaranty are independent of the obligations of MNL, Numonyx B.V. and MTAP under the Joint Venture Agreement. Upon any default by MNL, Numonyx B.V. or MTAP in the performance of the Guaranty Obligations, Beneficiary may immediately proceed against Guarantor hereunder without bringing action against or joining MNL, Numonyx B.V. or MTAP.
Section 2.4    Defenses to Enforcement. It will not be a defense to the enforcement of this Guaranty that the execution and delivery of the Joint Venture Agreement by MNL, Numonyx B.V. or MTAP was unauthorized or otherwise invalid, or that any of the obligations of MNL, Numonyx B.V. or MTAP thereunder are otherwise unenforceable. Guarantor intends this Guaranty to apply in respect of the obligations of MNL, Numonyx B.V. and MTAP that would arise under the Joint Venture Agreement if all of the provisions thereof were enforceable against MNL, Numonyx B.V. and MTAP in accordance with their terms.
Section 2.5    Action with Respect to the Guaranty Obligations. Guarantor agrees that the obligations of Guarantor hereunder are unconditional and irrevocable under the circumstances set forth in the Joint Venture Agreement, subject to the terms and conditions of this Guaranty, and will not be impaired, released, terminated, discharged or otherwise affected except by performance thereof in full. Without limiting the generality of the foregoing, such obligations of Guarantor will not be affected by any of the following:
(a)    any modification or amendment of, or addition or supplement to, the Joint Venture Agreement agreed to in writing by Guarantor or MNL, Numonyx B.V. or MTAP unless also agreed to in writing by Beneficiary;
(b)    any exercise or non-exercise of any right, power or remedy under, or in respect of, the Joint Venture Agreement;
(c)    any waiver, consent, release, extension, indulgence or other action, inaction or omission under, or in respect of, the Joint Venture Agreement, unless also agreed to in writing by Beneficiary;
(d)    any insolvency, bankruptcy or similar proceeding involving or affecting MNL, Numonyx B.V. or MTAP or any liquidation or dissolution of MNL, Numonyx B.V. or MTAP; or
(e)    any failure of MNL, Numonyx B.V. and MTAP to comply with any of the terms or conditions of the Joint Venture Agreement.
Section 2.6    Delays; Waivers. No delay by Beneficiary in exercising any right, power or privilege under this Guaranty or failure to exercise the same will constitute a waiver or otherwise affect such right, power or privilege, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Guarantor will be deemed to be a waiver of (a) any obligation of MNL, Numonyx B.V. or MTAP or (b) any right of Beneficiary to take any further action or exercise any rights under this Guaranty or the Joint Venture Agreement.
Section 2.7    Defenses. Notwithstanding the foregoing, nothing in this Guaranty will restrict Guarantor from raising the defense of prior payment or performance by MNL, Numonyx B.V. or MTAP of the obligations which Guarantor may be called upon to pay or perform under this Guaranty or the defense (other than a defense referred to in Section 2.4) that there is no obligation on the part of MNL, Numonyx B.V. or MTAP with respect to the matter claimed to be in default under the Joint Venture Agreement.

NTC/MICRON CONFIDENTIAL

Section 2.8    Representations and Warranties. Guarantor hereby represents and warrants to Beneficiary that:
(a)    Guarantor owns, directly or indirectly, all of the equity securities of MNL, Numonyx B.V. and MTAP;
(b)    Guarantor has the authority, capacity and power to execute and deliver this Guaranty and to consummate the transactions contemplated hereby;
(c)    this Guaranty constitutes the valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms; and
(d)    neither the execution and delivery by Guarantor of this Guaranty nor the performance by Guarantor of the transactions contemplated hereby will violate, conflict with or constitute a default under (1) any Applicable Law or other law to which either Guarantor or any of its assets is subject, or (2) any contract to which Guarantor is a party or is bound, except where such conflict, violation, default, termination, cancellation or acceleration would not materially impair the ability of Guarantor to perform its obligations under this Guaranty.
ARTICLE III. MISCELLANEOUS
Section 3.1    Entire Agreement. This Guaranty constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral, between the Parties with respect to the subject matter hereof.
Section 3.2    Notices. All notices and other communications pursuant to this Guaranty shall be in writing and shall be deemed duly given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmation of delivery by a standard overnight or recognized international carrier, or (iii) delivery in person, addressed at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

(1)	if to Beneficiary:

Nanya Technology Corporation
Hwa-Ya Technology Park 669
Fuhsing 3 RD. Kueishan
Taoyuan, Taiwan, ROC
Attn: Legal department
Facsimile: 886-3-396-2226

(2)	if to Guarantor:

Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID 83716
Attn: General Counsel
Facsimile: (208) 368-1309

NTC/MICRON CONFIDENTIAL

Section 3.3    Amendments. This Guaranty may not be modified or amended except by a written instrument executed by, or on behalf of, each of the Parties.
Section 3.4    Waivers. The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Guaranty shall in no way affect a Party's right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Guaranty by the other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.
Section 3.5    Choice of Law. This Guaranty shall be governed by and construed in accordance with the laws of the ROC, without giving effect to its conflict of laws principles.
Section 3.6    Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Guaranty shall be brought in the Taipei District Court, located in Taipei, Taiwan, and each of the Parties consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.
Section 3.7    Counterparts. This Guaranty may be executed in two counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
Section 3.8    Headings. The headings of the Articles and Sections in this Guaranty are provided for convenience of reference only and shall not be deemed to constitute a part hereof.
Section 3.9    Severability. Should any provision of this Guaranty be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Guaranty shall remain in full force and effect in all other respects. Should any provision of this Guaranty be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Guaranty fail to include a provision that is required as a matter of law, the validity of the other provisions of this Guaranty shall not be affected thereby. If any of such circumstances arise, the Parties shall negotiate in good faith appropriate modifications to this Guaranty to reflect those changes that are required by Applicable Law.
Section 3.10    Third Party Rights. The Joinder Parties are express third party beneficiaries under this Guaranty. Except as set forth in the prior sentence, nothing in this Guaranty, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Guaranty or any covenant, condition or other provision contained herein.

[SIGNATURE PAGES FOLLOW]

NTC/MICRON CONFIDENTIAL

IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date first written above.

NANYA TECHNOLOGY CORPORATION

By:	/s/ Charles Kau
Name: Charles Kau
Title: President

THIS IS A SIGNATURE PAGE FOR THE MICRON GUARANTY AGREEMENT ENTERED INTO BY AND BETWEEN MICRON AND NTC

NTC/MICRON CONFIDENTIAL

MICRON TECHNOLOGY, INC.

By:	/s/ Michael W. Sadler
Name:
Title:

THIS IS A SIGNATURE PAGE FOR THE MICRON GUARANTY AGREEMENT ENTERED INTO BY AND BETWEEN MICRON AND NTC